UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

First Horizon National Corporation

(Exact Name of Registrant as Specified in its Charter)

TN	001-15185	62-0803242
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

165 Madison Avenue Memphis, TN	38103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 523-4444

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Election of Certain Executive Officers.

On August 15, 2008, the Board of Directors of the company appointed Thomas C. Adams, Jr., age 58, to the position of Executive Vice President – Interim Chief Financial Officer (principal financial officer) of the company and of its principal subsidiary, First Tennessee Bank National Association (the “Bank”), to be effective September 1, 2008. Mr. Adams will replace D. Bryan Jordan, who will become the President and Chief Executive Officer of the company and the Bank on that date as previously reported in Item 5.02 of the company’s Current Report dated July 14, 2008. As with all of the company’s executive officers, Mr. Adams will serve until his successor is elected and qualified. Since July 14, 2008, Mr. Adams has been Executive Vice President – Chief Investment Officer, Treasurer, and Funds Management Manager of the company and the Bank, and will continue in that capacity after September 1. From November 5, 2007 until July 14, 2008, Mr. Adams served as Executive Vice President – Funds Management Manager and Treasurer of the Bank. Prior to November 5, 2007, Mr. Adams served for many years as Executive Vice President – Department Manager, Funds Management of the Bank.

General Compensation Information for Executive Officers

Mr. Adams participates or will participate in many of the company’s compensation plans and programs for executive officers. Additional information concerning those plans and programs is provided in the following previously-filed materials, all of which are incorporated into this item by reference to the extent that they refer to all executive officers (whether or not named) generally:

1)	The “Executive Compensation” section of the company’s proxy statement for the 2008 annual meeting of shareholders, on pages 22-68, excluding the “Director Compensation” sub-section.

2)	Item 5.02(e) of the company’s Current Report on Form 8-K dated February 25, 2008 and exhibit 10.5(r) filed therewith.

3)	Exhibits 10.1, 10.2, 10.3, 10.4, and 10.5 filed with the company’s Current Report on Form 8-K dated April 28, 2008.

4)	Exhibits 10.5(s) and 10.5(t) filed with the company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008.

5)	Exhibit 10.1 filed with the company’s Current Report on Form 8-K dated July 14, 2008.

Mr. Adams’ current annualized salary rate is $350,000. Mr. Adams’ annual cash bonus opportunity for 2008 is provided under the company’s Firstpower Annual Bonus Plan. A copy of the Firstpower Annual Bonus Plan is filed as an exhibit to this Report.

The Bank and its subsidiaries have entered into lending transactions in the ordinary course of business with the company’s executive officers, directors, nominees, and their associates, and the company expects to have such transactions in the future. Such transactions have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and have not involved more than the normal risk of collectibility or presented other unfavorable features. From time to time, the Bank and its broker-dealer subsidiaries (either as agent or as principal) may engage in securities transactions with, and the Bank and its subsidiaries have other banking transactions (including but not limited to deposit accounts and loan-related interest rate swaps) with, the company’s executive officers and directors and their associates in the ordinary course of business on terms substantially similar to those available to members of the general public. The company’s executive officers and directors do not derive any special benefits from such transactions.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are filed herewith:

Exhibit #	Description

10.1	Firstpower Annual Bonus Plan

10.2	2008 annualized salary rate of Thomas C. Adams, Jr.

All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Horizon National Corporation (Registrant)

Date: August 21, 2008	By:	/s/ Clyde A. Billings, Jr.
Senior Vice President, Assistant General Counsel, and Corporate Secretary

EXHIBIT INDEX

EX-10.1	Firstpower Annual Bonus Plan

EX-10.2	2008 annualized salary rate of Thomas C. Adams, Jr.